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                                                                   Exhibit 10.04

                                    VISTACARE
                               EMPLOYEE BONUS PLAN

PHILOSOPHY:

Our bonus program is a key component of our employee total compensation program. It rewards employees for meeting specific objectives and therefore drives behaviors that support our strategic plan. We have made the bonus program an integral part of our total compensation program because we believe our employees should share in the value they help create.

All employees, except for our casual labor pool, are eligible to participate in the program. However, payment of all bonuses is at the discretion of our Board of Directors.

For a bonus program to be successful, it must be clearly communicated, easily understood, measurable, fairly administered, and paid on a timely basis. Ensuring our program meets all of these criteria is our commitment to our employees.

PROCESS:

I.    OPERATIONS STAFF:

1. Bonuses are paid quarterly with 20% reserved for payment after the employee's annual performance review. Employees earn this 20% through performance and meeting their personal goals and objectives established for the year.

2. Eligibility for the quarterly bonus is based upon the following components:

            A.    70% of the bonus is based upon the site's performance

                  1.    15% for the site's census growth as compared to plan

                  2.    15% for the site's compliance

                  3.    20% for the site's gross margin

                  4.    20% for the site's total profit as compared to plan

            B. 10% of the bonus is based upon the region's profit as compared to plan

            C. 20% of the bonus is based upon VistaCare's overall profit as compared to plan

3. Payment of the bonus is made within 45 days after the end of the quarter. Each Program Director also receives a "report card" outlining how the site did with respect to each component of the bonus program and provides him/her with specific items, which, if improved, will result in a larger bonus.

II.   AREA AND REGIONAL STAFF:

1. Area employee bonuses are paid quarterly with 50% reserved for payment after the employee's annual performance review. Employees earn this 50% through performance and meeting their personal goals and objectives established for the year.
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2.    Eligibility for the quarterly bonus is based upon the following components:

            A.    50% of the bonus is based upon the Area's performance

                  1. 30% for the area's profit performance as compared to plan

                  2. 10% for the region's profit performance as compared to plan

                  3. 10% for VistaCare's profit performance as compared to plan

            B. 50% of the bonus is based upon the employee's personal performance

3. Regional employee bonuses are paid quarterly with 50% reserved for payment after the employee's annual performance review. Employees earn this 50% through performance and meeting their personal goals and objectives established for the year.

4. Eligibility for the quarterly bonus is based upon the following components:

            A.    50% of the bonus is based upon the Region's performance

                  1. 30% for the Region's profit performance as compared to plan

                  2. 20% for VistaCare's profit performance as compared to plan

            B. 50% of the bonus is based upon the employee's personal performance

5. Payment of the bonus is made within 45 days after the end of the quarter. Each Area and Regional Director also receives a "report card" outlining how the sites in the Area/Region did with respect to each component of the bonus program and provides him/her with specific items which, if improved, will result in a larger bonus.

III.  HOME OFFICE STAFF:

1. Home office employee bonuses (except for senior management) are paid quarterly with 50% reserved for payment after the employee's annual performance review. Employees earn this 50% through performance and meeting their personal goals and objectives established for the year.

2. Eligibility for the quarterly bonus is based upon the following components:

            A. 50% of the bonus is based upon the VistaCare's profit performance as compared to plan

            B. 50% of the bonus is based upon the employee's personal performance

3.    Payment of the bonus is made within 45 days after the end of the quarter.

4. Senior Management Team members are paid bonuses on an annual basis at the discretion of the Board of Directors. We anticipate the Board will consider VistaCare's profit performance as compared to plan as well as the employee's personal performance in its decision.









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